UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
September 22, 2005 (September 20, 2005)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 788-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.
     On September 21, 2005, Spectrum Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that on September 20, 2005, Richard Fulmer was elected by Company’s Board of Directors (the “Board”) to serve as a Director of the Board, a position created by the Board's increase in the number of directors from five to six. Mr. Fulmer will serve on the Board’s Audit, Product Acquisition, and Nominating and Corporate Governance Committees. Mr. Fulmer’s term expires at our 2006 Annual Meeting of Stockholders. The press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
Item 8.01 Other Events.
      On September 20, 2005, the Board established, and approved compensation, for the Product Acquisition Committee of the Board to evaluate the Company’s product acquisition opportunities. Members of the Product Acquisition Committee will be paid $1,000 for each half day meeting attended and $2,000 for each full day meeting attended. The Board discussed providing Annual Compensation to the Board’s Lead Director, Dr. Dilip Mehta; However, Dr. Mehta waived his right to receive any additional compensation for his service in this capacity and requested that the Board only compensate him with an annual retainer of $1, which the Board subsequently approved. The Summary of Director Compensation is attached to this report as Exhibit 10.1 and incorporated herein by reference.
     (c) Exhibits

Exhibits:	Description of Document
10.1	Summary of Director Compensation.
99.1	Press Release dated September 21, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2005

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam Kumaria
Name:	Shyam Kumaria
Title:	V.P. Finance

EXHIBIT INDEX

Exhibits:	Description of Document
10.1	Summary of Director Compensation.
99.1	Press Release dated September 21, 2005.